UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	December 15, 2010

    Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

    (414) 224-2000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Amendment to Change in Control Agreement with Steven J. Smith.  On December 15, 2010, the Board of Directors of Journal Communications, Inc. (the “Company”) approved an amendment to the Employment Agreement, dated February 8, 2005, and amended and restated as of January 29, 2007, December 8, 2007 and April 6, 2009, between the Company and Steven J. Smith (the “Agreement”).  Pursuant to the Agreement, in the event Mr. Smith’s employment is terminated by the Company without “cause” or Mr. Smith resigns for “good reason,” he will be entitled, among other things, to receive a cash severance payment and the continuation of subsidized group health benefits for 36 months (“Severance Benefits”).  The amendment to the Agreement deleted a modified “single-trigger” that would have allowed Mr. Smith to terminate employment for any reason within a 30-day period beginning six months after a change in control of the Company and receive the Severance Benefits.  Other amendments were technical in nature to address compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

 A copy of the Agreement, as so amended and restated, is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

(e)            Adoption of a Compensation Recoupment Policy.  On December 15, 2010, the Board of Directors of the Company approved and adopted the Journal Communications, Inc. Compensation Recoupment Policy, to be effective as of January 1, 2011.  This policy represents a voluntary early adoption of a recoupment policy as described in Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).  Under this policy, in the event that the Company is required to prepare an accounting restatement due to its material noncompliance with financial reporting requirements under the U.S. securities laws, the Company shall, to the extent permitted by governing law, require reimbursement of compensation (in an amount described below) from each current or former executive officer who, at any time after January 1, 2011 and during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, (i) received payment of non-equity incentive compensation, or (ii) realized compensation from equity awards, in either case based on the erroneous financial data, regardless of whether the covered executive engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.  The amount of compensation to be recovered is the excess, if determinable, of the amount paid to the covered executive calculated by reference to the erroneous financial data, over the amount that would have been paid to the covered executive calculated by reference to the corrected financial data.

 A copy of the Compensation Recoupment Policy is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

(e)            Amendment to Equity Grant Policy.  On December 15, 2010, the Board of Directors of the Company approved an amendment and restatement of the Company’s equity grant policy to provide that (i) dividend equivalents, if any, awarded with respect to any performance shares or performance-contingent restricted stock units will be accrued by the Company during the restricted period and paid to the holder thereof only if and when the related underlying awards vest and become non-forfeitable, and (ii) unless the Compensation Committee provides otherwise, any dividends paid with respect to time-based restricted stock awards will be accrued during the restricted period and paid to the holder only if and to the extent that the award vests.

A copy of the amended and restated equity grant policy is filed herewith as Exhibit 10.3 and is incorporated herein by reference.  A copy of the form of Restricted Stock Award Certificate, with dividends that accrue until vesting, is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits: The following exhibits are being filed herewith:

(10.1)	Amended and Restated Employment Agreement, amended and restated effective as of December 15, 2010, between Journal Communications, Inc. and Steven J. Smith.

(10.2)	Journal Communications, Inc. Compensation Recoupment Policy, effective as of January 1, 2011.

(10.3)	Journal Communications, Inc. Internal Policy on Administration and Accounting for Stock Options, Restricted Stock and Other Equity Awards, as amended and restated on December 15, 2010.

(10.4)	Form of Time-Based Restricted Stock Award Certificate, with dividends that accrue until vesting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.

Date: December 21, 2010	By:	/s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President, General
Counsel, Secretary and Chief Compliance Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated December 15, 2010

Exhibit No.

(10.1)	Amended and Restated Employment Agreement, amended and restated effective as of December 15, 2010, between Journal Communications, Inc. and Steven J. Smith.

(10.2)	Journal Communications, Inc. Compensation Recoupment Policy, effective as of January 1, 2011.

(10.3)	Journal Communications, Inc. Internal Policy on Administration and Accounting for Stock Options, Restricted Stock and Other Equity Awards, as amended and restated on December 15, 2010.

(10.4)	Form of Time-Based Restricted Stock Award Certificate, with dividends that accrue until vesting.